Exhibit 99.1

AGILYSYS ANNOUNCES 15th CONSECUTIVE RECORD REVENUE QUARTER: $79.3M IN FISCAL 2026 Q2

Includes Subscription Revenue Growth of 33%

Raises Full-Year Fiscal 2026 Guidance Levels: Revenue Range to $315M to $318M and

Subscription Revenue Growth to 29%

ALPHARETTA, GA – October 27, 2025 - Agilysys, Inc. (NASDAQ: AGYS), a leading global provider of hospitality software solutions and services, today reported results for its Fiscal 2026 second quarter ending September 30, 2025.

Summary of Fiscal 2026 Second Quarter Financial Results

•
Total net revenue increased 16.1% to a record $79.3 million compared to total net revenue of $68.3 million in the comparable prior-year period.
•
Recurring revenue (comprised of subscription and maintenance charges) was a record $51.0 million, or 64.3% of total net revenue, compared to $41.4 million, or 60.7% of total net revenue for the same period in Fiscal 2025. Subscription revenue increased 33.1% year-over-year and was 65.5% of total recurring revenue compared to 60.5% of total recurring revenue in the second quarter of Fiscal 2025.
•
Gross margin was 61.7% in the Fiscal 2026 second quarter compared to 63.3% in the comparable prior-year period.
•
Net income in the Fiscal 2026 second quarter was $11.7 million, or $0.41 per diluted share, compared to $1.4 million, or $0.05 per diluted share, in the comparable prior-year period.
•
Adjusted EBITDA (non-GAAP) was $16.4 million compared to $12.2 million in the comparable prior-year period (reconciliation included in financial tables).
•
Adjusted diluted EPS (non-GAAP) was $0.40 per share in the Fiscal 2026 second quarter compared to $0.34 per share in the comparable prior-year period (reconciliation included in financial tables).
•
Free cash flow (non-GAAP) in the Fiscal 2026 second quarter was $15.0 million compared to free cash flow of $5.9 million in the Fiscal 2025 second quarter (reconciliation included in financial tables). Ending cash balance was $59.3 million compared to ending cash balance of $73.0 million as of Fiscal 2025 year-end.

Ramesh Srinivasan, President and CEO of Agilysys, commented, “We are pleased to report yet another excellent set of quarter results and increased expectations for the remainder of the fiscal year. Q2 Fiscal 2026 revenue was $79.3 million, the 15th consecutive quarter of record revenue, with 16% year-over-year total revenue growth driven by strong subscription revenue growth of 33%, including Book4Time.

Mr. Srinivasan continued, “Q2 Fiscal 2026 was our second highest selling success quarter, measured in annual contract value terms. The last few quarters have been some of the highest sales success quarters in our history, creating strong business momentum. Even though we continue to achieve excellent progress with product implementations in the field, the sustained high demand for our modernized cloud-native ecosystem of hospitality software solutions once again has kept cumulative backlogs at record levels, providing us good visibility for the second half of the fiscal year.”

“As a result, we are raising the Fiscal 2026 full year top-line revenue guidance range to $315 million to $318 million and subscription revenue growth expectations to 29% from the previously guided 27%. While we continue to make good progress with the major PMS project we have been working on, guidance levels continue to exclude any significant subscription revenue contribution from this project” Mr. Srinivasan concluded.

Fiscal 2026 Outlook

The Company is raising guidance of total revenue range to $315 million to $318 million for the full fiscal year and is increasing subscription revenue growth expectations to 29% year-over-year. Adjusted EBITDA expectations remain at 20% of revenue for the full fiscal year. Subscription revenue growth expectations exclude any material revenue from the large-scale PMS project currently in progress.

Dave Wood, Chief Financial Officer, commented, “We continue to make good progress with our disciplined, profitable growth objectives. Business momentum during the first half of Fiscal 2026 has been strong, fueled by elevated sales levels and a high velocity of subscription revenue project deployments. As a result, we are increasing our full year Fiscal 2026 subscription revenue annual growth expectation to 29% year over year and annual revenue range to $315 million to $318 million.”

2026 Second Quarter Conference Call and Webcast

Agilysys is hosting a conference call and webcast today, October 27, 2025, at 4:30 p.m. ET. Both the call and the webcast are open to the public. Interested parties can register for the call at https://register-conf.media-server.com/register/BI72f30983d3cf4b45a0d406ea8d9ddb29. After registration, an email confirmation with a personalized PIN will be provided along with further access details. Please plan to register 15 minutes prior to the presentation to receive confirmation and further instruction in a timely manner.

Interested parties also can access the conference call live through the Events and Presentations section of the Investor Relations page of Agilysys.com. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “outlook,” “forecast,” “preliminary,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “would,” “could,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, our revenue, subscription revenue and Adjusted EBITDA guidance for the 2026 fiscal year.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated herein and in other filings and statements include, among others, the impact macroeconomic factors may have on the overall business environment, our ability to achieve our Fiscal 2026 guidance, maintaining sales momentum, the Company's ability to convert the backlog into revenue, and the Risk Factors described in the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and Form 10-Q. Additionally, references to "record" financial and business levels in this document refer only to the time period after Agilysys made the transformation to an entirely hospitality focused software solutions company in FY2014.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Information

To supplement the unaudited consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include EBITDA, Adjusted EBITDA, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share and free cash flow. Management believes that such information can enhance investors’ understanding of the Company’s ongoing operations.

The Company has included the following non-GAAP financial measures in this press release: adjusted net income, adjusted basic earnings per share and adjusted diluted earnings per share. The Company believes these non-GAAP financial measures provide valuable insight into the Company’s overall profitability from core operations before certain non-cash and non-recurring charges. The Company defines adjusted net income as net income before amortization expense (including amortization of developed technology), share-based compensation, other (gains) and charges, net, and legal settlements, less the related income tax effect of these adjustments, as applicable, at the Company's current combined federal and state income statutory tax rate and tax events as defined in the accompanying tables and defines adjusted earnings per share as adjusted net income divided by basic and diluted weighted average shares outstanding.

See the accompanying tables below for the definitions and reconciliation of these non-GAAP measures to the most closely related GAAP measures.

About Agilysys

Agilysys exclusively delivers state-of-the-art hospitality software solutions and services that help organizations go beyond what they can accomplish with traditional property management systems (PMS), point-of-sale (POS) solutions and food and beverage inventory and procurement systems (F&B I&P). Modern, state-of-the-art solutions work standalone to provide best-in-class capabilities, or together in a coordinated ecosystem that unifies data and workflows across and among properties, to equip staff members to delight guests, improve efficiency and grow margins. The Agilysys 100% hospitality customer base includes branded and independent hotels; multi-amenity resorts; casinos; property, hotel and resort management companies; cruise lines; corporate dining providers; higher education campus dining providers; food service management companies; hospitals; lifestyle communities; senior living facilities; stadiums; and theme parks. Agilysys operates across the Americas, Europe, the Middle East, Africa, Asia-Pacific, and India with headquarters located in Alpharetta, GA. For more information visit Agilysys.com.

# # #

Investor Contact:

Jessica Hennessy

Vice President Operations & Investor Relations

Agilysys, Inc.

770-810-6116 or investorrelations@agilysys.com

- Financial tables follow -

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Six Months Ended September 30,
(In thousands, except per share data)	2025	2024	2025	2024
Net revenue:
Products	$10,095	$10,525	$20,050	$20,400
Subscription and maintenance	50,955	41,432	99,579	79,474
Professional services	18,249	16,322	36,347	31,917
Total net revenue	79,299	68,279	155,976	131,791
Cost of goods sold:
Products	6,037	5,206	12,236	10,432
Subscription and maintenance	10,850	8,827	20,833	16,935
Professional services	13,445	11,032	26,645	21,342
Total cost of goods sold	30,332	25,065	59,714	48,709
Gross profit	48,967	43,214	96,262	83,082
Gross profit margin	61.7%	63.3%	61.7%	63.0%
Operating expenses:
Product development	17,825	16,172	35,280	30,892
Sales and marketing	9,781	8,794	21,574	15,808
General and administrative	10,164	10,162	20,920	20,645
Depreciation of fixed assets	964	915	1,908	1,752
Amortization of internal-use software and intangibles	1,432	904	2,890	1,155
Other (gains) charges, net	(5,456)	2,037	(5,203)	2,587
Legal settlements	110	104	225	369
Total operating expense	34,820	39,088	77,594	73,208
Operating income	14,147	4,126	18,668	9,874
Other income (expense):
Interest income	346	1,095	793	2,877
Interest expense	(56)	(458)	(273)	(458)
Other income, net	1,274	383	1,372	226
Income before taxes	15,711	5,146	20,560	12,519
Income tax provision (benefit)	4,001	3,782	3,960	(2,951)
Net income	$11,710	$1,364	$16,600	$15,470

Weighted average shares outstanding - basic	27,882	27,533	27,838	27,335

Net income per share - basic:	$0.42	$0.05	$0.60	$0.57

Weighted average shares outstanding - diluted	28,397	28,257	28,348	28,202

Net income per share - diluted:	$0.41	$0.05	$0.59	$0.55

AGILYSYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	September 30, 2025 (Unaudited)	March 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$59,336	$73,041
Accounts receivable, net of allowance for expected credit losses of $1,202 and $627, respectively	36,796	31,529
Contract assets	4,048	4,523
Inventories	7,714	5,174
Prepaid expenses and other current assets	10,067	9,260
Total current assets	117,961	123,527
Property and equipment, net	15,268	16,718
Operating lease right-of-use assets	15,111	17,114
Goodwill	134,130	130,640
Intangible assets, net	69,500	70,802
Deferred income taxes, non-current	63,204	66,520
Other non-current assets	10,394	9,049
Total assets	$425,568	$434,370
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,764	$12,388
Contract liabilities	62,886	70,654
Accrued liabilities	15,649	22,324
Operating lease liabilities, current	5,449	5,658
Total current liabilities	96,748	111,024
Deferred income taxes, non-current	11,331	10,986
Operating lease liabilities, non-current	15,194	17,304
Debt, non-current	—	24,000
Other non-current liabilities	5,548	5,170
Commitments and contingencies
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 33,342,288 shares issued; and 28,042,618 and 28,015,775 shares outstanding at September 30, 2025 and March 31, 2025, respectively	10,003	10,003
Treasury shares, 5,299,670 and 5,326,513 at September 30, 2025 and March 31, 2025, respectively	(1,593)	(1,600)
Capital in excess of stated value	120,854	109,785
Retained earnings	177,580	160,980
Accumulated other comprehensive loss	(10,097)	(13,282)
Total shareholders' equity	296,747	265,886
Total liabilities and shareholders' equity	$425,568	$434,370

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	September 30,
(In thousands)	2025	2024

Operating activities
Net income	$16,600	$15,470
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on asset disposals	2	21
Depreciation of fixed assets	1,908	1,752
Amortization of internal-use software and intangibles	2,890	1,155
Amortization of developed technology acquired	333	138
Deferred income taxes	3,188	(7,634)
Share-based compensation	10,029	8,438
Changes in operating assets and liabilities	(24,083)	(11,652)
Net cash provided by operating activities	10,867	7,688
Investing activities
Cash paid for business combination, net of cash acquired	—	(144,945)
Capital expenditures	(850)	(1,520)
Net cash used in investing activities	(850)	(146,465)
Financing activities
Debt proceeds, net of issuance costs	—	49,655
Debt repayments	(24,000)	—
Proceeds from Employee Stock Purchase Plan purchases	777	453
Repurchase of common shares to satisfy employee tax withholding	(742)	(1,428)
Net cash (used in) provided by financing activities	(23,965)	48,680
Effect of exchange rate changes on cash	243	94
Net decrease in cash and cash equivalents	(13,705)	(90,003)
Cash and cash equivalents at beginning of period	73,041	144,891
Cash and cash equivalents at end of period	$59,336	$54,888

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
(In thousands)	2025	2024	2025	2024
Net income	$11,710	$1,364	$16,600	$15,470
Income tax provision (benefit)	4,001	3,782	3,960	(2,951)
Income before taxes	15,711	5,146	20,560	12,519
Depreciation of fixed assets	964	915	1,908	1,752
Amortization of internal-use software and intangibles	1,432	904	2,890	1,155
Amortization of developed technology acquired	167	99	333	138
Interest expense (income), net	(290)	(637)	(520)	(2,419)
EBITDA (a)	17,984	6,427	25,171	13,145
Share-based compensation	5,000	4,009	10,029	8,438
Other (gains) charges, net	(5,456)	2,037	(5,203)	2,587
Other non-operating (income) expense, net	(1,274)	(383)	(1,372)	(226)
Legal settlements	110	104	225	369
Adjusted EBITDA (b)	$16,364	$12,194	$28,850	$24,313

(a) EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest income (net of interest expense), depreciation and amortization (including amortization of developed technology)

(b) Adjusted EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest income (net of interest expense), depreciation and amortization (including amortization of developed technology), and excluding charges relating to i) share-based compensation, ii) other (gains) and charges, net, iii) other non-operating expense (income), and iv) legal settlements

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME FOR ADJUSTED EARNINGS PER SHARE

(UNAUDITED)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
(In thousands, except per share data)	2025	2024	2025	2024
Net income	$11,710	$1,364	$16,600	$15,470
Amortization of developed technology acquired	167	99	333	138
Amortization of internal-use software and intangibles	1,432	904	2,890	1,155
Share-based compensation	5,000	4,009	10,029	8,438
Other (gains) charges, net	(5,456)	2,037	(5,203)	2,587
Legal settlements	110	104	225	369
Tax events (a)	75	2,251	(950)	(7,929)
Income tax adjustments	(1,589)	(1,220)	(3,192)	(2,368)
Adjusted net income (b)	$11,449	$9,548	$20,732	$17,860

Basic weighted average shares outstanding	27,882	27,533	27,838	27,335
Diluted weighted average shares outstanding	28,397	28,257	28,348	28,202

Adjusted basic earnings per share (c)	$0.41	$0.35	$0.74	$0.65
Adjusted diluted earnings per share (c)	$0.40	$0.34	$0.73	$0.63

(a) Tax events include excess tax benefits or expense related to share-based compensation, release of valuation allowances against deferred income taxes, and changes in uncertain tax positions

(b) Adjusted net income, a non-GAAP financial measure, is defined as net income before amortization expense (including amortization of developed technology), share-based compensation, other (gains) and charges, net, and legal settlements, less the related income tax effect of these adjustments, as applicable, at the Company’s current combined federal and state income statutory tax rate and, as defined under (a) above, tax events

(c) Adjusted earnings per share, a non-GAAP financial measure, is defined as adjusted net income divided by basic and diluted weighted average shares outstanding

AGILYSYS, INC.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(UNAUDITED)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
(In thousands)	2025	2024	2025	2024
Net cash provided by operating activities	$15,213	$6,590	$10,867	$7,688
Capital expenditures	(217)	(651)	(850)	(1,520)
Free cash flow (a)	$14,996	$5,939	$10,017	$6,168

(a) Free cash flow, a non-GAAP financial measure, is defined as net cash provided by operating activities, less capital expenditures